Exhibit 99.1

Owens Corning Demonstrates Value of Reshaped Company;          Delivers Strong Results from Continuing Operations in the Second Quarter
TOLEDO, Ohio – August 5, 2026 - Owens Corning (NYSE: OC), a branded building products leader, today reported second-quarter 2026 results.
•Reported Net Sales from Continuing Operations of $2.8 Billion, In Line with Prior Year
•Generated Net Earnings Margin from Continuing Operations of 11% and Adjusted EBITDA Margin from Continuing Operations of 24%
•Delivered Diluted EPS from Continuing Operations of $3.84 and Adjusted Diluted EPS from Continuing Operations of $3.93
•Produced Operating Cash Flow of $398 Million and Free Cash Flow of $199 Million
•Returned $264 Million to Shareholders through Dividends and Share Repurchases
“These outstanding second-quarter results demonstrate the strength of our reshaped company. Our performance is a direct result of our strategic pivot to build a large-scale, residential-focused building products company with unique and unifying competitive advantages across market-leading businesses,” said Chair and Chief Executive Officer Brian Chambers. “Through our strategic choices, disciplined execution, and continued investment, we have created multiple paths to deliver revenue, earnings, and cash flow growth. As we look ahead, we remain focused on executing our growth agenda and creating long-term value for our customers and shareholders.”

Enterprise Performance from Continuing Operations

($ in millions, except per share amounts)	Second-Quarter				Six Months
	2026	2025	Change		2026	2025	Change
Net Sales	$2,756	$2,747	$9	—%	$5,021	$5,277	$(256)	(5)%
Net Earnings Attributable to OC	310	334	(24)	(7)%	348	589	(241)	(41)%
As a Percent of Net Sales	11%	12%	N/A	N/A	7%	11%	N/A	N/A
Adjusted EBITDA	660	703	(43)	(6)%	1,029	1,268	(239)	(19)%
As a Percent of Net Sales	24%	26%	N/A	N/A	20%	24%	N/A	N/A
Diluted EPS	3.84	3.91	(0.07)	(2)%	4.31	6.86	(2.55)	(37)%
Adjusted Diluted EPS	3.93	4.21	(0.28)	(7)%	5.15	7.17	(2.02)	(28)%
Operating Cash Flow[1]	398	327	71	22%	244	278	(34)	(12)%
Free Cash Flow[1]	199	129	70	54%	(188)	(123)	(65)	(53)%
1 Reflects full company performance inclusive of discontinued operations.

Enterprise Strategy Updates
•In the second quarter, Owens Corning maintained a high level of safety performance with a recordable incident rate (RIR) of 0.75.

•Owens Corning completed the sale of its glass reinforcements business on April 30, 2026, advancing the company’s strategy to operate as a residential-focused building products leader in North America and Europe and enhancing its capital efficiency. The sale positions the company to deliver higher, more resilient margins and cash flows in support of its growth and capital allocation strategy.

•On July 29, Owens Corning announced the appointment of Jonathan Collins as Executive Vice President and Chief Financial Officer, effective August 10, 2026. Collins is a seasoned finance executive with strong operational expertise and a proven background in scaling rapidly evolving businesses. He succeeds Todd Fister who will assume the role of President and Chief Operating Officer and will lead the execution of key enterprise initiatives to drive growth and performance, leveraging the company’s unique OC Advantages™ to further integrate its go-to-market strategy and simplify and standardize work across the enterprise.

•By applying Owens Corning's proven commercial and operational playbook to unlock value for the Doors business, the company has achieved $135 million of enterprise run-rate cost synergies — exceeding its commitment to deliver $125 million by mid-2026. The company is also on track to deliver an additional $75 million of structural cost improvements through network optimization and operational efficiencies.

Cash Returned to Shareholders
•Owens Corning remains committed to returning $2 billion of cash to shareholders over 2025 and 2026 through dividends and share repurchases. In the second quarter, the company returned $264 million to shareholders. The company repurchased 1.7 million shares of common stock for $200 million and paid a quarterly cash dividend of $64 million. At the end of the quarter, 10.8 million shares were available for repurchase under the current authorizations.
“Our second-quarter performance was driven by the disciplined commercial work of our teams and the execution of company-specific initiatives to grow our revenue and improve productivity. We continue to demonstrate our ability to perform across cycles while positioning Owens Corning for even greater success as market conditions improve,” said Executive Vice President and Chief Financial and Operating Officer Todd Fister. “In the second half of the year, we are committed to maintaining our healthy balance sheet, investing in capital projects to grow our future earnings power, and returning significant cash to shareholders. We are also excited to welcome Jonathan Collins to Owens Corning to partner with our executive team to accelerate organic growth and performance."

Other Notable Highlights
•Owens Corning was named to the Fortune 500 for the 72nd consecutive year. This annual list ranks the largest U.S. companies based on revenue. Owens Corning has appeared on the list every year since its inception.

•In May, Owens Corning published its 2025 Sustainability Report, Built to Sustain, which outlined the company’s ongoing commitment to sustainability and innovation in support of its business objectives and meeting customer needs. This marks the 20th annual sustainability report from Owens Corning.

Second-Quarter Business Performance from Continuing Operations
•Owens Corning reported resilient earnings in the current demand environment, with an enterprise adjusted EBITDA margin of 24%. Second-quarter results were supported by demand for the company’s high-performing branded building products, reflecting the strength of its market-leading positions and differentiated commercial capabilities.

Segment Results ($ in millions)	Net Sales		EBITDA		EBITDA Margin
	Q2 2026	Q2 2025	Q2 2026	Q2 2025	Q2 2026	Q2 2025
Roofing	$1,313	$1,303	$441	$457	34%	35%
Insulation	971	934	213	225	22%	24%
Doors	513	554	57	75	11%	14%

Third-Quarter Outlook
•The key economic factors that impact the company’s business are residential repair activity, residential remodeling activity, U.S. housing starts, and commercial construction activity.
•Owens Corning expects discretionary remodeling activity and residential new construction to remain under some pressure. In roofing, the company expects seasonal storm demand to be in line with historical averages, while heavier second-quarter inventory stocking is expected to impact third-quarter distributor purchases. Non-residential construction activity in North America is expected to remain stable, and conditions in the company's core European markets are anticipated to gradually improve.
•Owens Corning anticipates inflationary impact from the Iran conflict to result in incremental costs of approximately $40 million in the third quarter.
•For the third-quarter 2026, Owens Corning expects to continue delivering strong financial performance based on structural improvements made to the company and its market-leading positions. Revenue is expected to be approximately $2.6 billion to $2.7 billion, slightly below the prior year. The company expects to generate enterprise adjusted EBITDA margin of approximately 20% to 22%.

Current 2026 Financial Outlook

General Corporate EBITDA Expenses	$245 million to $255 million
Interest Expense	$255 million to $265 million
Effective Tax Rate on Adjusted Earnings	24% to 26%*
Capital Additions	Approximately $800 million
Depreciation and Amortization	Approximately $680 million
* Cash taxes are anticipated to be lower.

Second-Quarter 2026 Conference Call and Presentation
Wednesday, August 5, 2026
9 a.m. Eastern Time
All Callers
•Live dial-in telephone number: U.S. and Canada 1.833.461.5787; and other international locations +1.585.542.9983
•Meeting code: 845257538 (Please dial in 10-15 minutes before conference call start time)
•Live webcast: https://events.q4inc.com/attendee/845257538
•Webcast replay will be available for one year using the above link.
About Owens Corning
Owens Corning is a branded building products leader with three complementary market‑leading businesses providing roofing, insulation, and doors primarily for residential markets in North America and Europe. The company operates with an integrated go‑to‑market strategy and a unique set of OC Advantages™ – including its iconic brand, unparalleled commercial strength, leading technology, and winning cost position – to help customers win and grow in the market. Owens Corning is committed to helping build better and achieve more through winning partnerships, leading performance, and engaging people. Founded in 1938 and headquartered in Toledo, Ohio, Owens Corning is listed on the New York Stock Exchange (NYSE: OC). For more information, visit www.owenscorning.com.

Use of Non-GAAP Measures
Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors' understanding of the company's financial information. These non-GAAP measures include EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted earnings from continuing operations, adjusted diluted earnings per share attributable to Owens Corning common stockholders ("adjusted EPS") from continuing operations and free cash flow. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for adjusted EBITDA from continuing operations, Table 3 for adjusted earnings from continuing operations and adjusted EPS from continuing operations, and Table 8 for free cash flow.
For purposes of internal review of Owens Corning's year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBITDA from continuing operations, adjusted earnings from continuing operations and adjusted EPS from continuing operations) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. The company defines free cash flow as net cash flow provided by operating activities, less cash paid for property, plant and equipment. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company's mandatory debt service requirements. Free cash flow is used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance.

Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and non-residential construction activity; demand for our products; industry and economic conditions including, but not limited to, supply chain disruptions, recessionary conditions, inflationary pressures, and interest rate and financial markets volatility; additional changes to tariff, trade or investment policies or laws by the United States, or similar actions, including reciprocal actions, by foreign governments; availability and cost of energy and raw materials; competitive and pricing factors; relationships with key customers and customer concentration in certain areas; our ability to achieve expected synergies, cost reductions and/or productivity improvements; issues related to acquisitions, divestitures and joint ventures or expansions; climate change, weather conditions and storm activity; legislation and related regulations or interpretations in the United States or elsewhere; domestic and international economic and political conditions, policies or other governmental actions, as well as war and civil disturbance; uninsured losses or major manufacturing disruptions, including those from natural disasters, catastrophes, pandemics, theft or sabotage; environmental, product-related or other legal and regulatory liabilities, proceedings or actions; research and development activities and intellectual property protection; issues involving implementation and protection of information technology systems; foreign exchange and commodity price fluctuations; our level of indebtedness; our liquidity and the availability and cost of credit; the level of fixed costs required to run our business; levels of goodwill or other indefinite-lived intangible assets; loss of key employees and labor disputes or shortages; defined benefit plan funding obligations; and factors detailed from time to time in the company’s filings with the U.S. Securities and Exchange Commission. This information speaks as of August 5, 2026, and is subject to change. The company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Megan James	Darren Garvin
mediarelations@owenscorning.com	investorrelations@owenscorning.com
419.348.0768	419.248.7747
Owens Corning Company News / Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
NET SALES	$2,756	$2,747	$5,021	$5,277
COST OF SALES	1,963	1,889	3,718	3,694
Gross margin	793	858	1,303	1,583
OPERATING EXPENSES
Marketing and administrative expenses	252	263	510	524
Science and technology expenses	35	37	72	72
Loss on sale of business	—	24	—	26
Other expense, net	24	29	119	49
Total operating expenses	311	353	701	671
OPERATING INCOME	482	505	602	912
Non-operating income	—	—	—	—
EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	482	505	602	912
Interest expense, net	69	63	135	127
EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	413	442	467	785
Income tax expense	102	110	117	198
Equity in net earnings of affiliates	—	1	—	1
NET EARNINGS FROM CONTINUING OPERATIONS	311	333	350	588
Net (loss) earnings from discontinued operations attributable to Owens Corning, net of tax	(84)	29	(227)	(319)
NET EARNINGS	$227	$362	$123	$269

NET EARNINGS FROM CONTINUING OPERATIONS	$311	$333	$350	$588
Net earnings (loss) attributable to noncontrolling interests	1	(1)	2	(1)
NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO OWENS CORNING	310	334	348	589
Net (loss) earnings from discontinued operations attributable to Owens Corning, net of tax	(84)	29	(227)	(319)
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$226	$363	$121	$270
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic - continuing operations	$3.86	$3.93	$4.32	$6.90
Basic - discontinued operations	$(1.05)	$0.34	$(2.82)	$(3.74)
Basic	$2.81	$4.27	$1.50	$3.16

Diluted - continuing operations	$3.84	$3.91	$4.31	$6.86
Diluted - discontinued operations	$(1.04)	$0.34	$(2.81)	$(3.71)
Diluted	$2.80	$4.25	$1.50	$3.15

Table 2
Owens Corning and Subsidiaries
EBITDA Reconciliation Schedules
(unaudited)
Adjusting (expense) income items to EBITDA are shown in the table below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2026	2025	2026	2025
Restructuring excluding depreciation	$(16)	$(9)	$(59)	$(12)
Acquisition-related integration costs excluding depreciation	—	(4)	(9)	(6)
Gains on sale of certain precious metals	10	12	22	21
Impairment of venture investment	—	—	(7)	—
Paroc marine recall	(1)	(1)	(33)	(2)
Loss on sale of business	—	(24)	—	(26)
Gain on sale of site (a)	4	—	4	—
Gain on sale of business	—	—	4	—
Total adjusting items	$(3)	$(26)	$(78)	$(25)
(a)This gain relates to the sale of a site that was part of a previous restructuring action in the Roofing segment.
The reconciliation from Net earnings from continuing operations attributable to Owens Corning to Adjusted EBITDA from continuing operations is shown in the table below:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO OWENS CORNING	$310	$334	$348	$589
Net earnings (loss) attributable to noncontrolling interests	1	(1)	2	(1)
NET EARNINGS FROM CONTINUING OPERATIONS	311	333	350	588
Equity in net earnings of affiliates	—	1	—	1
Income tax expense	102	110	117	198
EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	413	442	467	785
Interest expense, net	69	63	135	127
EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	482	505	602	912
Less: Adjusting items from above	(3)	(26)	(78)	(25)
Depreciation & Amortization	175	172	349	331
ADJUSTED EBITDA FROM CONTINUING OPERATIONS	$660	$703	$1,029	$1,268
Net sales	$2,756	$2,747	$5,021	$5,277
ADJUSTED EBITDA as a % of Net sales	24%	26%	20%	24%

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net earnings from continuing operations attributable to Owens Corning to adjusted earnings from continuing operations and a reconciliation from diluted earnings from continuing operations per share to adjusted diluted earnings from continuing operations per share are shown in the tables below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
RECONCILIATION TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS
NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO OWENS CORNING	$310	$334	$348	$589
Adjustment to remove adjusting items and other adjustments (a)	3	26	78	25
Adjustment to remove adjusting items for depreciation and amortization (b)	7	9	12	9
Adjustment to remove tax (benefit)/expense on adjusting items and other adjustments (c)	(5)	(8)	(23)	(8)
Adjustment to tax expense/(benefit) to reflect pro forma tax rate (d)	2	(1)	1	1
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS	$317	$360	$416	$616
RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS FROM CONTINUING OPERATIONS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$3.84	$3.91	$4.31	$6.86
Adjustment to remove adjusting items and other adjustments (a)	0.04	0.30	0.96	0.29
Adjustment to remove adjusting items for depreciation and amortization (b)	0.09	0.11	0.15	0.10
Adjustment to remove tax (benefit)/expense on adjusting items and other adjustments (c)	(0.06)	(0.09)	(0.28)	(0.09)
Adjustment to tax expense/(benefit) to reflect pro forma tax rate (d)	0.02	(0.02)	0.01	0.01
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS FROM CONTINUING OPERATIONS	$3.93	$4.21	$5.15	$7.17
RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted average shares outstanding used for basic earnings per share	80.3	85.0	80.5	85.4
Unvested restricted shares and performance shares	0.3	0.5	0.3	0.5
Diluted shares outstanding	80.6	85.5	80.8	85.9

(a)	Please refer to Table 2 "EBITDA Reconciliation Schedules" for additional information on adjusting items.
(b)	To remove the impact of accelerated depreciation and amortization charges for restructuring projects and impairments which are excluded from adjusted earnings from continuing operations.
(c)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(d)
To compute adjusted earnings from continuing operations, we apply a full year pro forma effective tax rate to each quarter presented. For 2026, we have used a full year pro forma effective tax rate of 25%, which is the mid-point of our 2026 effective tax rate guidance of 24% to 26%. For comparability, in 2025, we have used an effective tax rate of 25%, which was our 2025 effective tax rate excluding the adjusting items referenced in (a), (b) and (c).

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

	June 30,	December 31,
ASSETS	2026	2025
CURRENT ASSETS
Cash and cash equivalents	$271	$345
Receivables, less allowance of $4 at June 30, 2026 and $4 at December 31, 2025	1,508	937
Inventories	1,455	1,472
Other current assets	208	165
Current assets of discontinued operations	—	426
Total current assets	3,442	3,345
Property, plant and equipment, net	4,153	4,170
Operating lease right-of-use assets	507	507
Goodwill	1,658	1,679
Intangible assets, net	2,460	2,535
Deferred income taxes	15	10
Other non-current assets	496	480
Non-current assets of discontinued operations	—	254
TOTAL ASSETS	$12,731	$12,980
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,350	$1,257
Current operating lease liabilities	85	83
Short-term debt	65	50
Long-term debt - current portion	937	435
Other current liabilities	531	613
Current liabilities of discontinued operations	—	222
Total current liabilities	2,968	2,660
Long-term debt, net of current portion	4,188	4,687
Pension plan liability	36	38
Other employee benefits liability	93	96
Non-current operating lease liabilities	454	450
Deferred income taxes	857	737
Other liabilities	324	323
Non-current liabilities of discontinued operations	—	96
Total liabilities	8,920	9,087
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid-in capital	4,253	4,256
Accumulated earnings	4,456	4,463
Accumulated other comprehensive deficit	(340)	(437)
Cost of common stock in treasury (c)	(4,598)	(4,430)
Total Owens Corning stockholders’ equity	3,772	3,853
Noncontrolling interests	39	40
Total equity	3,811	3,893
TOTAL LIABILITIES AND EQUITY	$12,731	$12,980
(a)10 shares authorized; none issued or outstanding at June 30, 2026 and December 31, 2025
(b)400 shares authorized; 135.5 issued and 79.0 outstanding at June 30, 2026; 135.5 issued and 80.2 outstanding at December 31, 2025
(c)56.5 shares at June 30, 2026 and 55.3 shares at December 31, 2025

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Six Months Ended June 30,
	2026	2025
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$123	$269
Adjustments to reconcile net earnings to cash provided by operating activities:
Loss on discontinued operations	175	381
Depreciation and amortization	349	331
Loss on sale of business	—	26
Deferred income taxes	93	4
Stock-based compensation expense	35	39
Gains on sale of certain precious metals	(22)	(21)
Other adjustments to reconcile net earnings to cash from operating activities	(7)	(21)
Change in operating assets and liabilities	(489)	(707)
Pension fund contribution	(3)	(3)
Payments for other employee benefits liabilities	(6)	(5)
Other	(4)	(15)
Net cash flow provided by operating activities	244	278
NET CASH FLOW PROVIDED BY (USED FOR) INVESTING ACTIVITIES
Cash paid for property, plant and equipment	(432)	(401)
Proceeds from sale of assets or affiliates	69	62
Proceeds from sale of Glass Reinforcements business, net of cash divested	370	—
Other	—	(8)
Net cash flow provided by (used for) investing activities	7	(347)
NET CASH FLOW USED FOR FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	—	329
Payments on senior revolving credit and receivables securitization facilities	—	(329)
Net proceeds from commercial paper	15	420
Payments on long-term debt	—	(29)
Dividends paid	(127)	(118)
Purchases of treasury stock	(230)	(363)
Finance lease payments	(24)	(22)
Net cash flow used for financing activities	(366)	(112)
Effect of exchange rate changes on cash	(13)	85
Net decrease in cash, cash equivalents and restricted cash	(128)	(96)
Cash, cash equivalents and restricted cash, beginning of period	407	369
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$279	$273

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)
Roofing
The table below provides a summary of net sales and EBITDA for the Roofing segment:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Net sales	$1,313	$1,303	$2,273	$2,423
% change from prior year	1%	4%	-6%	3%
EBITDA	$441	$457	$672	$789
EBITDA as a % of net sales	34%	35%	30%	33%

Insulation
The table below provides a summary of net sales and EBITDA for the Insulation segment:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Net sales	$971	$934	$1,838	$1,843
% change from prior year	4%	-4%	—%	-5%
EBITDA	$213	$225	$380	$450
EBITDA as a % of net sales	22%	24%	21%	24%

Doors
The table below provides a summary of net sales and EBITDA for the Doors segment:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Net sales	$513	$554	$988	$1,094
% change from prior year	-7%	N/A	-10%	N/A
EBITDA	$57	$75	$91	$143
EBITDA as a % of net sales	11%	14%	9%	13%

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBITDA for the Corporate, Other and Eliminations category:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
Restructuring excluding depreciation	$(16)	$(9)	$(59)	$(12)
Acquisition-related integration costs excluding depreciation	—	(4)	(9)	(6)
Gains on sale of certain precious metals	10	12	22	21
Impairment of venture investment	—	—	(7)	—
Paroc marine recall	(1)	(1)	(33)	(2)
Loss on sale of business	—	(24)	—	(26)
Gain on sale of site (a)	4	—	4	—
Gain on sale of business	—	—	4	—
General corporate expense and other	(51)	(54)	(114)	(114)
EBITDA	$(54)	$(80)	$(192)	$(139)
(a)This gain relates to the sale of a site that was part of a previous restructuring action in the Roofing segment.

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow is shown in the table below:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2026	2025	2026	2025
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$398	$327	$244	$278
Less: Cash paid for property, plant and equipment	(199)	(198)	(432)	(401)
FREE CASH FLOW	$199	$129	$(188)	$(123)